Filed Pursuant to Rule 433

Registration Statement No. 333-224637

May 7, 2020

Final Term Sheet

Chevron Corporation

1.141% Notes Due 2023

Dated May 7, 2020

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,200,000,000

Maturity Date:	May 11, 2023

Coupon:	1.141%

Interest Payment Dates:	May 11 and November 11 of each year, commencing November 11, 2020

Benchmark Treasury:	0.250% due April 15, 2023

Benchmark Treasury Yield:	0.191%

Spread to Benchmark Treasury:	+95 bps

Yield to Maturity:	1.141%

Price to Public:	Per Note: 100.000%; Total: $1,200,000,000

Aggregate Net Proceeds (Before Expenses):	$1,198,320,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 15 bps

Trade Date:	May 7, 2020

Settlement Date:	May 11, 2020 (T+2)

CUSIP / ISIN:	166764BV1 / US166764BV15

Concurrent Debt Offerings:	The issuer is also offering $300,000,000 of its Floating Rate Notes Due 2023, $2,500,000,000 of its 1.554% Notes Due 2025, $1,000,000,000 of its 1.995% Notes Due 2027, $1,500,000,000 of its 2.236% Notes Due 2030, $500,000,000 of its 2.978% Notes Due 2040 and $1,000,000,000 of its 3.078% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $6,785,380,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. BofA Securities, Inc. Citigroup Global Markets Inc. MUFG Securities Americas Inc.

Co-Managers:

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

Wells Fargo Securities, LLC

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Barclays Capital Inc. toll-free at 1-888-603-5847; BofA Securities, Inc. toll-free at 1-800-294-1322; and Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

Final Term Sheet

Chevron Corporation

Floating Rate Notes Due 2023

Dated May 7, 2020

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$300,000,000

Maturity Date:	May 11, 2023

Interest Payment Dates:	February 11, May 11, August 11 and November 11 of each year, commencing August 11, 2020

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 90 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 90 bps, subject to the provisions set forth under “Description of the Notes—Interest—Floating Rate Notes” in the prospectus supplement for the notes, determined as of two London Business Days on the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market

Day Count Convention:	Actual/360

Calculation Agent:	Deutsche Bank Trust Company Americas, or its successor appointed by the Company

Price to Public:	Per Note: 100.000%; Total: $300,000,000

Aggregate Net Proceeds (Before Expenses):	$299,580,000

Redemption:	The Floating Rate Notes Due 2023 shall not be redeemable prior to their maturity

Trade Date:	May 7, 2020

Settlement Date:	May 11, 2020 (T+2)

CUSIP / ISIN:	166764BU3 / US166764BU32

Concurrent Debt Offerings:	The issuer is also offering $1,200,000,000 of its 1.141% Notes Due 2023, $2,500,000,000 of its 1.554% Notes Due 2025, $1,000,000,000 of its 1.995% Notes Due 2027, $1,500,000,000 of its 2.236% Notes Due 2030, $500,000,000 of its 2.978% Notes Due 2040 and $1,000,000,000 of its 3.078% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $7,684,120,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. BofA Securities, Inc. Citigroup Global Markets Inc. MUFG Securities Americas Inc.

Co-Managers:

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

Wells Fargo Securities, LLC

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Barclays Capital Inc. toll-free at 1-888-603-5847; BofA Securities, Inc. toll-free at 1-800-294-1322; and Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

Final Term Sheet

Chevron Corporation

1.554% Notes Due 2025

Dated May 7, 2020

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$2,500,000,000

Maturity Date:	May 11, 2025

Coupon:	1.554%

Interest Payment Dates:	May 11 and November 11 of each year, commencing November 11, 2020

Benchmark Treasury:	0.375% due April 30, 2025

Benchmark Treasury Yield:	0.304%

Spread to Benchmark Treasury:	+125 bps

Yield to Maturity:	1.554%

Price to Public:	Per Note: 100.000%; Total: $2,500,000,000

Aggregate Net Proceeds (Before Expenses):	$2,496,250,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 bps Par call: On or after April 11, 2025

Trade Date:	May 7, 2020

Settlement Date:	May 11, 2020 (T+2)

CUSIP / ISIN:	166764BW9 / US166764BW97

Concurrent Debt Offerings:	The issuer is also offering $1,200,000,000 of its 1.141% Notes Due 2023, $300,000,000 of its Floating Rate Notes Due 2023, $1,000,000,000 of its 1.995% Notes Due 2027, $1,500,000,000 of its 2.236% Notes Due 2030, $500,000,000 of its 2.978% Notes Due 2040 and $1,000,000,000 of its 3.078% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $5,487,450,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. BofA Securities, Inc. Citigroup Global Markets Inc. MUFG Securities Americas Inc.

Co-Managers:

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

Wells Fargo Securities, LLC

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Barclays Capital Inc. toll-free at 1-888-603-5847; BofA Securities, Inc. toll-free at 1-800-294-1322; and Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

Final Term Sheet

Chevron Corporation

1.995% Notes Due 2027

Dated May 7, 2020

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,000,000,000

Maturity Date:	May 11, 2027

Coupon:	1.995%

Interest Payment Dates:	May 11 and November 11 of each year, commencing November 11, 2020

Benchmark Treasury:	0.500% due April 30, 2027

Benchmark Treasury Yield:	0.495%

Spread to Benchmark Treasury:	+150 bps

Yield to Maturity:	1.995%

Price to Public:	Per Note: 100.000%; Total: $1,000,000,000

Aggregate Net Proceeds (Before Expenses):	$998,300,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 25 bps Par call: On or after March 11, 2027

Trade Date:	May 7, 2020

Settlement Date:	May 11, 2020 (T+2)

CUSIP / ISIN:	166764BX7 / US166764BX70

Concurrent Debt Offerings:	The issuer is also offering $1,200,000,000 of its 1.141% Notes Due 2023, $300,000,000 of its Floating Rate Notes Due 2023, $2,500,000,000 of its 1.554% Notes Due 2025, $1,500,000,000 of its 2.236% Notes Due 2030, $500,000,000 of its 2.978% Notes Due 2040 and $1,000,000,000 of its 3.078% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $6,985,400,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. BofA Securities, Inc. Citigroup Global Markets Inc. MUFG Securities Americas Inc.

Co-Managers:

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

Wells Fargo Securities, LLC

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Barclays Capital Inc. toll-free at 1-888-603-5847; BofA Securities, Inc. toll-free at 1-800-294-1322; and Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

Final Term Sheet

Chevron Corporation

2.236% Notes Due 2030

Dated May 7, 2020

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,500,000,000

Maturity Date:	May 11, 2030

Coupon:	2.236%

Interest Payment Dates:	May 11 and November 11 of each year, commencing November 11, 2020

Benchmark Treasury:	1.500% due February 15, 2030

Benchmark Treasury Yield:	0.636%

Spread to Benchmark Treasury:	+160 bps

Yield to Maturity:	2.236%

Price to Public:	Per Note: 100.000%; Total: $1,500,000,000

Aggregate Net Proceeds (Before Expenses):	$1,497,000,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 25 bps Par call: On or after February 11, 2030

Trade Date:	May 7, 2020

Settlement Date:	May 11, 2020 (T+2)

CUSIP / ISIN:	166764BY5 / US166764BY53

Concurrent Debt Offerings:	The issuer is also offering $1,200,000,000 of its 1.141% Notes Due 2023, $300,000,000 of its Floating Rate Notes Due 2023, $2,500,000,000 of its 1.554% Notes Due 2025, $1,000,000,000 of its 1.995% Notes Due 2027, $500,000,000 of its 2.978% Notes Due 2040 and $1,000,000,000 of its 3.078% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $6,486,700,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. BofA Securities, Inc. Citigroup Global Markets Inc. MUFG Securities Americas Inc.

Co-Managers:

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

Wells Fargo Securities, LLC

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Barclays Capital Inc. toll-free at 1-888-603-5847; BofA Securities, Inc. toll-free at 1-800-294-1322; and Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

Final Term Sheet

Chevron Corporation

2.978% Notes Due 2040

Dated May 7, 2020

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$500,000,000

Maturity Date:	May 11, 2040

Coupon:	2.978%

Interest Payment Dates:	May 11 and November 11 of each year, commencing November 11, 2020

Benchmark Treasury:	2.375% due November 15, 2049

Benchmark Treasury Yield:	1.328%

Spread to Benchmark Treasury:	+165 bps

Yield to Maturity:	2.978%

Price to Public:	Per Note: 100.000%; Total: $500,000,000

Aggregate Net Proceeds (Before Expenses):	$498,500,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 25 bps Par call: On or after November 11, 2039

Trade Date:	May 7, 2020

Settlement Date:	May 11, 2020 (T+2)

CUSIP / ISIN:	166764BZ2 / US166764BZ29

Concurrent Debt Offerings:	The issuer is also offering $1,200,000,000 of its 1.141% Notes Due 2023, $300,000,000 of its Floating Rate Notes Due 2023, $2,500,000,000 of its 1.554% Notes Due 2025, $1,000,000,000 of its 1.995% Notes Due 2027, $1,500,000,000 of its 2.236% Notes Due 2030 and $1,000,000,000 of its 3.078% Notes Due 2050, for total additional net proceeds (before expenses) for such concurrent debt offerings of $7,485,200,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. BofA Securities, Inc. Citigroup Global Markets Inc. MUFG Securities Americas Inc.

Co-Managers:

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

Wells Fargo Securities, LLC

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Barclays Capital Inc. toll-free at 1-888-603-5847; BofA Securities, Inc. toll-free at 1-800-294-1322; and Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

Final Term Sheet

Chevron Corporation

3.078% Notes Due 2050

Dated May 7, 2020

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,000,000,000

Maturity Date:	May 11, 2050

Coupon:	3.078%

Interest Payment Dates:	May 11 and November 11 of each year, commencing November 11, 2020

Benchmark Treasury:	2.375% due November 15, 2049

Benchmark Treasury Yield:	1.328%

Spread to Benchmark Treasury:	+175 bps

Yield to Maturity:	3.078%

Price to Public:	Per Note: 100.000%; Total: $1,000,000,000

Aggregate Net Proceeds (Before Expenses):	$995,750,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 30 bps Par call: On or after November 11, 2049

Trade Date:	May 7, 2020

Settlement Date:	May 11, 2020 (T+2)

CUSIP / ISIN:	166764CA6 / US166764CA68

Concurrent Debt Offerings:	The issuer is also offering 1,200,000,000 of its 1.141% Notes Due 2023, $300,000,000 of its Floating Rate Notes Due 2023, $2,500,000,000 of its 1.554% Notes Due 2025, $1,000,000,000 of its 1.995% Notes Due 2027, $1,500,000,000 of its 2.236% Notes Due 2030 and $500,000,000 of its 2.978% Notes Due 2040, for total additional net proceeds (before expenses) for such concurrent debt offerings of $6,987,950,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. BofA Securities, Inc. Citigroup Global Markets Inc. MUFG Securities Americas Inc.

Co-Managers:

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

Wells Fargo Securities, LLC

Mizuho Securities USA LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Barclays Capital Inc. toll-free at 1-888-603-5847; BofA Securities, Inc. toll-free at 1-800-294-1322; and Citigroup Global Markets Inc. toll-free at 1-800-831-9146.